UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, Dr. John Markels agreed to serve as a member of the Board of Directors of Arcturus Therapeutics Holdings Inc. (the “Company”), until the Company’s next annual meeting of stockholders or until Dr. Markels’ successor is duly elected and qualified. There is no arrangement or understanding between Dr. Markels and any other person pursuant to which Dr. Markels was selected and appointed by the Company’s Board of Directors as a director of the Company and there is no family relationship between Dr. Markels and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Dr. Markels which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Dr. Markels will receive compensation similar to the other non-employee members of the Board as described in the Company's Proxy Statement for the 2022 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on May 12, 2022.

John H. Markels, Ph.D., age 56, has over 35 years of leadership experience in the pharmaceutical industry. Dr. Markels serves on the board of directors of Sangamo Therapeutics and chairs and serves on the advisory boards for the University of California, Berkeley College of Chemistry and University of Delaware Department of Chemical and Biomolecular Engineering, respectively. Dr. Markels retired from Merck & Co., Inc. (“Merck”) in March 2022, most recently as President of Global Vaccines, where he led an integrated team dedicated to discovery and development, supply and access, and global marketing and long-term strategy for the vaccines portfolio. Earlier roles at Merck included President, Latin America from January 2018 to January 2019, SVP, Global Human Health Business Strategy from January 2017 to December 2017, Managing Director, Mexico from November 2013 to January 2017. Prior to his commercial roles, he had a long career in senior leadership positions in global manufacturing, including operations leadership for Europe, Middle East and Africa, Asia Pacific and emerging markets as well as manufacturing technology and product development roles in active pharmaceutical ingredients (API) and vaccines. Dr. Markels received his Ph.D. in chemical engineering from the University of California, Berkeley and his B.S. in chemical engineering from the University of Delaware. The Nominating and Corporate Governance Committee and the Board believe that Dr. Markels’ extensive leadership experience in operations, strategy and development provides valuable operational, strategy and management skills to the Board.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2022, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Dr. Markels. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 13, 2022, issued by Arcturus Therapeutics Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: December 13, 2022
	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer